Exhibit 99.1

THE CHEMOURS COMPANY ANNOUNCES EARLY TENDER RESULTS OF

CONDITIONAL CASH TENDER OFFER AND CONSENT SOLICITATION FOR ANY

AND ALL OF ITS 7.000% SENIOR NOTES MATURING IN 2025 AND RECEIPT OF

REQUISITE CONSENTS

WILMINGTON, Del., August 17, 2021/PRNewswire/ – The Chemours Company (“Chemours”) (NYSE: CC), a global chemistry company with leading market positions in Titanium Technologies, Thermal & Specialized Solutions, Advanced Performance Materials, and Chemical Solutions, today announced the early tender results as of 5:00 p.m., New York City time, on August 17, 2021 (the “Early Tender Deadline”) of its previously announced tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 7.000% senior notes due 2025 (the “Notes”).

In connection with the Tender Offer, Chemours also announced the results as of the Early Tender Deadline of its previously announced solicitation of consents (the “Consents”) from holders of the Notes (the “Consent Solicitation”) to the proposed amendments to the indenture, dated as of May 12, 2015 (the “Base Indenture”), as supplemented by the second supplemental indenture (the “Second Supplemental Indenture”), dated May 12, 2015, which governs the Notes (the Second Supplemental Indenture, together with the Base Indenture, the “Indenture”), providing for the shortening of the minimum notice periods under the Indenture for the optional redemption of the Notes by Chemours (the “Proposed Amendments”).

The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated August 4, 2021 (the “Offer to Purchase and Consent Solicitation Statement”).

The aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline (the “Early Tender Notes”), as well as the percent of the aggregate principal amount of Notes outstanding constituting Early Tender Notes, is set forth in the columns entitled “Aggregate Principal Amount of Early Tender Notes” and “Percent of Outstanding Principal Amount Tendered,” respectively, in the table below. The consideration being offered for any such Early Tender Notes accepted for purchase in the Tender Offer and Consent Solicitation is also set forth in the table below:

CUSIP / ISIN	Outstanding Principal Amount	Title of Notes	Aggregate Principal Amount of Early Tender Notes	Percent of Outstanding Principal Amount Tendered	Early Tender Payment(1)(2)	Tender Offer Consideration(1)(3)	Total Consideration (1)(3)
Registered Notes: CUSIP: 163851AD0 ISIN: US163851AD01	$750,000,000	7.000% Senior Notes due May 15, 2025	$462,076,000	61.61%	$30.00	$995.00	$1,025.00

(1)	Per $1,000 principal amount of Early Tender Notes accepted for purchase.

(2)	Included in the Total Consideration for Early Tender Notes accepted for purchase.
(3)	Does not include accrued and unpaid interest that will be paid on the Early Tender Notes accepted for purchase.

The Tender Offer and Consent Solicitation will expire at Midnight, New York City time, at the end of August 31, 2021, unless extended or earlier terminated by Chemours (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offer and Consent Solicitation, holders of the Early Tender Notes will receive the Total Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Payment.

The Early Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement) for the Early Tender Notes is expected to be on August 18, 2021. Any Notes validly tendered and related consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law. Subject to the satisfaction or waiver of the conditions to the Tender Offer and Consent Solicitation, Chemours expects to accept for purchase any remaining Notes that have been validly tendered and not validly withdrawn after the Early Tender Deadline and at or prior to the Expiration Date promptly following the Expiration Date on the Final Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement), which is expected to occur two business days following the Expiration Date, or as promptly as practicable thereafter.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer and Consent Solicitation will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable.

Chemours’ obligations to accept Notes and Consents on the Early Settlement Date or the Final Settlement Date, as applicable, are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among others, Chemours consummating the New Debt Financing (as defined in the Offer to Purchase and Consent Solicitation Statement) on terms satisfactory to it, and having funds available therefrom that will allow it to purchase the Notes pursuant to the Tender Offer and Consent Solicitation.

In addition, because Chemours received Consents in respect of a majority of the aggregate principal amount of the Notes then outstanding (excluding Notes held by Chemours or its affiliates) (the “Requisite Consents”) as of the Early Tender Deadline, Chemours expects to execute and deliver a supplemental indenture to the Indenture giving effect to the Proposed Amendments promptly after accepting for purchase the Early Tender Notes on the Early Settlement Date. The Proposed Amendments are expected to become operative on the Early Settlement Date, after which Chemours intends to issue a notice of redemption to redeem all of the Notes not purchased pursuant to the Tender Offer and Consent Solicitation on the Early Settlement Date.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. This press release shall not constitute a notice of redemption under the Indenture or an obligation to issue a notice of redemption.

Citigroup Global Markets Inc. is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to the Dealer Manager at (800) 558-3745 (Toll Free) or (212) 723-6106. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation at contact@gbsc-usa.com (email), (866) 470-3800 (U.S. Toll-Free), (212) 430-3774 (Banks and Brokers) or at https://www.gbsc-usa.com/Chemours/ (website).

None of Chemours, its board of directors, the Dealer Manager, the Depositary and Information Agent, the Trustee under the Indenture, the Paying Agent under the Indenture or the Registrar and Transfer Agent under the Indenture or any of Chemours’ affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of Chemours by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, Advanced Performance Materials, and Chemical Solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours delivers customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, mining, and oil and gas. Our flagship products include prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. In 2019, Chemours was named to Newsweek’s list of America’s Most Responsible Companies. Chemours has approximately 6,500 employees and 30 manufacturing sites serving approximately 3,300 customers in approximately 120 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, achieve anticipated synergies or cost savings, the terms and timing for completion of the Tender Offer and Consent Solicitation, including the acceptance for purchase of any Notes validly tendered and any related Consents validly delivered, the expected Early Tender Deadline, Expiration Date and Settlement Dates thereof, and the satisfaction or waiver of certain conditions of the Tender Offer and Consent Solicitation and statements regarding the terms or timing of the New Debt Financing and the redemption of the Notes, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours’ control. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets and investor response to Chemours’ Tender Offer and Consent Solicitation and inadequate investor response on adequate terms to the New Debt Financing intended to satisfy the condition to the Tender Offer and Consent Solicitation. In addition, the current COVID-19 pandemic has significantly impacted the national and global economy and commodity and financial markets, which has had and we expect will continue to have a negative impact on our financial results. The full extent and impact of the pandemic is unknown and to date has included extreme volatility in financial and commodity markets, a significant slowdown in economic activity, and increased predictions of a global recession. The public and private sector response has led to significant restrictions on travel, temporary business closures, quarantines, stock market volatility, and a general reduction in consumer and commercial activity globally. Matters outside our control have affected our business and operations and may continue to limit travel of employees to our business units domestically and internationally, adversely affect the health and welfare of our personnel, significantly reduce the demand for our products, hinder our ability to provide goods and services to customers, cause disruptions in our supply chains, adversely affect our business partners or cause other unpredictable events. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include, but are not limited to the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACT

INVESTORS

Jonathan Lock

VP, Corporate Development and Investor Relations

+1.302.773.2263

investor@chemours.com

NEWS MEDIA

Cassie Olszewski

Media Relations and Financial Communications Manager

+1.302.219.7140

media@chemours.com